                                                                    Exhibit 16.3

                          [ARTHUR ANDERSEN LETTERHEAD]


December 2, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Re:      Global Outdoors, Inc.
         Commission File Number 0-17287


Ladies and Gentlemen:

We have read Item 4 included in the attached Amendment No. 1 to Form 8-K, dated October 15, 1996, of Global Outdoors, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very Truly Yours,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP